NOTE AND LOAN AND SECURITY
                     AGREEMENT MODIFICATION AGREEMENT NO. 4

         This Agreement dated this 18 day of October, 1995, between ENVIRONMENT-ONE CORPORATION, a New York corporation with its principal place of business at P. O. Box 773, 2773 Balltown Road, Schenectady, New York 12301 (hereinafter called the "Borrower"), and FLEET BANK f/k/a FLEET BANK OF NEW YORK, a bank organized and existing under the laws of the State of New York having its principal banking house located at 69 State Street, Albany, New York 12207 (hereinafter called the "Lender").

                              W I T N E S S E T H:

         WHEREAS, the Borrower did execute and deliver to the Lender a Three Million and no/100 Dollar ($3,000,000.00) Business Promissory Note dated December 30, 1992 (hereinafter called the "Note"); and

         WHEREAS, the Note was subject to the terms and conditions in a Loan and Security Agreement also dated the 30th day of December, 1992 between the Borrower and the Lender (hereinafter called the "Loan and Security Agreement"); and

         WHEREAS, the Note and the Loan and Security Agreement were modified by the parties pursuant to the terms of a Note and Loan and Security Agreement Modification Agreement by and between the Borrower and the Lender dated the 23rd day of March, 1994 (the "Modification Agreement"); and

         WHEREAS, the Note and the Loan and Security Agreement were modified by the parties pursuant to the terms of a Note and Loan and Security Agreement Modification Agreement No. 2 by and between the Borrower and the Lender dated the 20th day of March, 1995 (the "Modification Agreement No. 2"); and

         WHEREAS, the Note and the Loan and Security Agreement were modified by the parties pursuant to the terms of a Note and Loan and Security Agreement Modification Agreement No. 3 by and between the Borrower and the Lender dated the 30th day of March, 1995 (the "Modification Agreement No. 3"); and

         WHEREAS, the Borrower and the Lender desire to further modify certain terms of the Note and the Loan and Security Agreement, but only pursuant to the terms and conditions of this Note and Loan and Security Agreement Modification Agreement No. 4.

         NOW, THEREFORE, in pursuance of said agreement and in consideration of the mutual promises, covenants and agreements herein contained and other good and valuable consideration, receipt of which is acknowledged by the parties hereto, the Borrower and the Lender mutually agree and covenant as follows:

         1. The interest rate set forth in the first paragraph of the Note is hereby modified as follows:

                  "The Borrower agrees to pay interest on the disbursed, unpaid principal from the date hereof, computed on a 360 day basis, but chargeable on actual days, at a per annum rate equal to 1.25% above the "Fleet Bank Prime Rate", adjusted as of the date said "Fleet Bank Prime Rate" is changed at the Lender. The "Fleet Bank Prime Rate" is that rate announced from time to time by the Lender as a reference point for determining interest rates charged on certain loans and is not necessarily the lowest rate at which the Lender lends. Upon receipt by the Lender of the Borrower's internally prepared financial statements for the period ending September 30, 1995, which financial statements must evidence Borrower's compliance with all financial covenants set forth in Schedule A to that certain Loan and Security Agreement executed by the Borrower in favor of the Lender on December 30, 1992, as modified, the interest rate chargeable hereunder shall decrease to 1.00% above the "Fleet Bank Prime Rate", adjusted as of the date said "Fleet Bank Prime Rate" is changed at the Lender. Upon receipt by the Lender of the Borrower's audited financial statements for the period ending December 31, 1995, which financial statements must evidence
         Borrower's compliance with all financial covenants set forth in Schedule A to that certain Loan and Security Agreement executed by the Borrower in favor of the Lender on December 30, 1992, as modified, the interest rate chargeable hereunder shall decrease to .75% above the "Fleet Bank Prime Rate", adjusted as of the date said "Fleet Bank Prime Rate" is changed at the Lender."

         2. Per agreement between the Borrower and the Lender, the advance period for all Note draws expired on December 31, 1994. Pursuant to the terms hereof, as long as the Borrower is not in default pursuant to the terms of the Note and/or the Loan Agreement, as previously modified, the Lender agrees to reopen the advance period for the remaining $329,086.91 left to be advanced under the Note until June 30, 1996.

         3. Except as expressly modified hereunder, all the terms and conditions of the Note, as previously modified pursuant to the terms of the Modification Agreement, the Modification Agreement No. 2 and Modification Agreement No. 3, remain in full force and effect, with the exception of the modifications set forth in paragraph 1 above. All the terms and conditions of the Loan and Security Agreement, as previously modified pursuant to the terms of the Modification Agreement, the Modification Agreement No. 2 and Modification Agreement No. 3, shall continue to apply to the Note as further modified hereunder.

         4. The Borrower hereby warrants and covenants to the Lender that as of the date of this Agreement, there are no disputes, offsets, claims or counterclaims of any kind or nature whatsoever under the Note, the Loan and Security Agreement, the Modification Agreement, the Modification Agreement No. 2, the Modification Agreement No. 3 or any of the documents executed in connection therewith or herewith or the obligations represented or evidenced thereby or hereby.

         IN WITNESS WHEREOF, the parties hereto have executed this Note and Loan and Security Agreement Modification Agreement No. 4 as of the 18 day of October, 1995.

FLEET BANK                                           ENVIRONMENT-ONE CORPORATION


By: /s/ Kevin P. Harrigan                      By: /s/ Angelo Dounoucos
   ----------------------                         ------------------------------
   Kevin P. Harrigan,                             Angelo Dounoucos, President
   Vice President                                 and Chief Executive Officer



                                               By: /s/ Philip Welsh
                                                   -----------------------------
                                                   Philip Welsh, Treasurer

STATE OF NEW YORK      )
                       ) ss.:
COUNTY OF Schencetady  )

         On this 18th day of October, 1995, before me personally appeared Angelo Dounoucos, to me known, who being by me duly sworn, did depose and say that he resides at 729 St. Davids Lane, Schenectady, New York 12309, that he is the President and Chief Executive Officer of ENVIRONMENT-ONE CORPORATION, the corporation described in and which executed the above instrument; and that he signed his name thereto by order of the Board of Directors of said corporation.

                                                              /s/ Carol J. Hicks
                                                              ------------------
                                                              Notary Public

                                                        CAROL J. HICKS
                                               Notary Public, State of New York
                                                         No. 5022470
                                               Qualified in Schenectady County
                                             Commission Expires January 10, 1996

STATE OF NEW YORK      )
                       ) ss.:
COUNTY OF Schenectady  )

         On this 18th day of October, 1995, before me personally appeared Philip Welsh, to me known, who being by me duly sworn, did depose and say that he resides at 13 Nottingham Way South, Clifton Park, New York 12065, that he is the Treasurer of ENVIRONMENT-ONE CORPORATION, the corporation described in and which executed the above instrument; and that he signed his name thereto by order of the Board of Directors of said corporation.

                                                              /s/ Carol J. Hicks
                                                              ------------------
                                                              Notary Public

                                                        CAROL J. HICKS
                                               Notary Public, State of New York
                                                         No. 5022470
                                               Qualified in Schenectady County
                                             Commission Expires January 10, 1996

STATE OF NEW YORK   )
                    ) ss.:
COUNTY OF Albany    )

         On this 16th day of October,  1995, before me personally appeared Kevin
P. Harrigan, to me known, who being by me duly sworn, did depose and say that he resides at 201 Autumn Run, Schenectady, New York 12309, that he is a Vice President of FLEET BANK, the corporation described in and which executed the above instrument; and that he signed his name thereto by order of the Board of Directors of said corporation.

                                                         /s/ Oriana J. Farella
                                                         -----------------------
                                                         Notary Public

                                                      ORIANA J. FARELLA
                                               Notary Public, State of New York
                                               Qualified in Schenectady County
                                               Commission Expires April 3, 1997